750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

SECOND QUARTER 2010 FINANCIAL RESULTS

•	Second quarter total revenue of $37.2 million increases 22% on a year-over-year basis

•	Non-GAAP EPS of $0.15 increases 25% on a year-over-year basis

•	Connected device strategy continues to pick up momentum with more customer wins and strong transaction growth

BRIDGEWATER, NJ – August 2, 2010 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leading global provider of on-demand transaction management software platforms, today announced financial results for the second quarter of 2010.

“Synchronoss’ solid momentum and execution in the second quarter led to revenue growth and profitability that were greater than our expectations. We continue to be optimistic about the company’s outlook based on progress against each of our key growth initiatives,” said Stephen G. Waldis, President and Chief Executive Officer of Synchronoss.

“We are very pleased with the performance and scalability of our industry leading activation platform, which managed record daily transaction volumes across all device types during the second quarter.” Waldis added, “The adoption and footprint of our ConvergenceNow® Plus+ platform continues to grow. Existing customers are expanding global deployments and connections with Tier 1 service providers and new global OEM customers are establishing direct relationships with Synchronoss. We believe the addition of FusionOne’s mobile content transfer and synchronization capabilities at the time of activation will further extend our leadership position and accelerate the momentum of Synchronoss’ connected device strategy.”

For the second quarter of 2010, Synchronoss reported net revenues of $37.2 million, an increase of 22% compared to the second quarter of 2009. Gross profit, including the impact of fair value stock-based compensation expense, was $18.2 million in the second quarter of 2010. Income from operations, determined in accordance with generally accepted accounting principles (“GAAP”), was $5.1 million, including $2.8 million of fair value stock-based compensation expense. Based on an effective tax rate of 39.8% in the second quarter of 2010, GAAP net income was $3.0 million and GAAP diluted earnings per share was $0.09, compared to $0.08 in the second quarter of 2009.

Non-GAAP gross profit for the second quarter of 2010 was $19.1 million, representing a non-GAAP gross margin of 51.4%. Non-GAAP income from operations, which excludes fair value stock-based compensation expense and acquisition related costs, was $8.2 million in the second quarter of 2010, representing a non-GAAP operating margin of 21.9%. Non-GAAP net income in the second quarter of 2010 was $4.8 million, leading to non-GAAP diluted earnings per share of $0.15, an increase of 25% compared to $0.12 in the second quarter of 2009.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“During the second quarter, our relationships outside of AT&T drove solid growth. We also have additional connected device and cable service provider deployments moving into production over the second half of the year, and we continue to expand our customer base,” said Lawrence R. Irving, Chief Financial Officer and Treasurer. “The acquisition of FusionOne completed after the close of the quarter will not only provide a significant boost to our revenue related to connected devices, it will also significantly accelerate our customer and revenue diversification efforts beginning in the third quarter. We believe this will drive significant long-term value for Synchronoss and our stockholders.”

Other Second Quarter and Recent Business Highlights:

•	On July 19, 2010, Synchronoss completed the acquisition of privately-held FusionOne, Inc., the established leader in mobile content transfer and synchronization technology. Synchronoss paid approximately $40 million, consisting of approximately $32 million in cash and $8 million in Synchronoss stock. Synchronoss may also pay up to an additional $35 million in cash and stock based on FusionOne’s business achieving certain performance targets through 2011.

•	Business related to AT&T accounted for approximately $24.5 million of revenue, representing 66% of total revenue, while business outside of the AT&T relationship accounted for approximately $12.7 million of revenue, representing 34% of total revenue.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Monday, August 2, 2010, at 4:30 p.m. (EDT) to discuss the company’s financial results. To access this call, dial 866-804-6929 (domestic) or 857-350-1675 (international). The pass code for the call is 60793095. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 94317168. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude fair value stock-based compensation expense and acquisition related costs for the three months ended June 30, 2010.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.
Synchronoss Technologies (NASDAQ: SNCR) is the leading global provider of on-demand transaction management technology. The company’s ConvergenceNow®, ConvergenceNow® Plus+™ and InterconnectNow™ technology platforms enable communication service providers, cable operators, retailers/e-tailers and OEMs to automate subscriber activation, order management, provisioning and content transfer and synchronization of connected devices, across any network from any distribution channel. For more information visit us at:

Web: www.synchronoss.com
Blog: http://blog.synchronoss.com
Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2009 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterConnectNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$92,168	$89,924
Marketable securities	2,204	2,558
Accounts receivable, net of allowance for doubtful accounts of $390 and $830 at
June 30, 2010 and December 31, 2009, respectively	30,375	25,939
Prepaid expenses and other assets	6,251	4,069
Deferred tax assets	1,468	1,462

Total current assets	132,466	123,952
Marketable securities	7,909	5,202
Property and equipment, net	25,690	23,735
Goodwill	6,911	6,911
Intangible assets, net	2,221	2,727
Deferred tax assets	9,000	8,992
Other assets	2,314	1,040

Total assets	$186,511	$172,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,757	$5,171
Accrued expenses	6,079	7,350
Deferred revenues	4,023	3,095

Total current liabilities	14,859	15,616
Lease financing obligation — long term	9,181	9,150
Other liabilities	1,605	1,329
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 33,247 and 33,104 shares issued; 31,247 and 31,104 outstanding at June 30, 2010 and December 31, 2009, respectively	3	3
Treasury stock, at cost (2,000 shares at June 30, 2010 and December 31, 2009)	(23,713)	(23,713)
Additional paid-in capital	126,504	117,797
Accumulated other comprehensive income (loss)	2	(7)
Retained earnings	58,070	52,384

Total stockholders’ equity	160,866	146,464

Total liabilities and stockholders’ equity	$186,511	$172,559

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net revenues	$37,218	$30,554	$72,281	$60,107
Costs and expenses:
Cost of services (1)*	19,013	15,190	36,655	30,389
Research and development (1)	4,907	3,000	9,191	6,116
Selling, general and administrative (1)(2)	6,368	5,588	12,845	11,657
Depreciation and amortization	1,857	2,270	3,852	4,110

Total costs and expenses	32,145	26,048	62,543	52,272

Income from operations	5,073	4,506	9,738	7,835
Interest and other income	122	153	233	352
Interest expense	(293)	(245)	(567)	(296)

Income before income tax expense	4,902	4,414	9,404	7,891
Income tax expense	(1,949)	(1,857)	(3,718)	(3,229)

Net income	$2,953	$2,557	$5,686	$4,662

Net income per common share:
Basic	$0.09	$0.08	$0.18	$0.15

Diluted	$0.09	$0.08	$0.18	$0.15

Weighted-average common shares outstanding:
Basic	31,206	30,769	31,124	30,722

Diluted	32,203	31,378	32,057	31,289

* Cost of services excludes depreciation which is shown separately.
(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$921	$564	$1,756	$993
Research and development	414	211	768	334
Selling, general and administrative	1,444	1,189	3,060	2,551

Total fair value stock-based compensation expense	$2,779	$1,964	$5,584	$3,878

(2) Amounts includes acquisition-related costs	314	—	314	—

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$5,073	$4,506	$9,738	$7,835
Add: Fair value stock-based compensation	2,779	1,964	5,584	3,878
Add: Acquisition-related costs	314	—	314	—
Non-GAAP income from operations	$8,166	$6,470	$15,636	$11,713

GAAP net income attributable to common stockholders	$2,953	$2,557	$5,686	$4,662
Add: Fair value stock-based compensation, net of tax	1,674	1,138	3,376	2,292
Add: Acquisition-related costs, net of taxes	189	—	190	—
Non-GAAP net income	$4,816	$3,695	$9,252	$6,954

Diluted non-GAAP net income per share	$0.15	$0.12	$0.29	$0.22

Shares used in per share calculation	32,203	31,378	32,057	31,289

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Operating activities:
Net income	$5,686	$4,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,852	4,110
Loss on disposal of fixed assets	24	—
Deferred income taxes	(14)	112
Non-cash interest on leased facility	456	226
Stock-based compensation	5,584	3,945
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(4,436)	(1,905)
Prepaid expenses and other current assets	(1,563)	(1,711)
Other assets	(1,274)	150
Accounts payable	(414)	3,778
Accrued expenses	(1,271)	(5,497)
Tax benefit from the exercise of stock options	(618)	(215)
Other liabilities	276	(77)
Deferred revenues	928	1,418

Net cash provided by operating activities	7,216	8,996
Investing activities:
Purchases of fixed assets	(5,319)	(9,324)
Proceeds from the sale of fixed assets	1	—
Purchases of marketable securities available for sale	(4,134)	(1,165)
Maturity of marketable securities available for sale	1,794	1,542
Net cash used in investing activities	(7,658)	(8,947)
Financing activities:
Proceeds from the exercise of stock options	2,505	733
Excess tax benefit from the exercise of stock options	618	215
Payments on capital obligations	(425)	—

Net cash provided by financing activities	2,698	948

Effect of exchange rate changes on cash	(12)	—

Net increase in cash and cash equivalents	2,244	997
Cash and cash equivalents at beginning of year	89,924	72,203

Cash and cash equivalents at end of period	$92,168	$73,200

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com
or
Media:
Stacie Hiras, 908-547-1260
Stacie.hiras@synchronoss.com